Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in Registration Statement Nos. 333-200413, 333-203032, 333-210058, 333-216432 and 333-232428 on Form S-8 and Registration Statement Nos. 333-218949 and 333-226286 on Form S-3 of our report dated March 16, 2020, relating to the consolidated financial statements of Novus Therapeutics, Inc., appearing in this Annual Report on Form 10-K of Novus Therapeutics, Inc. for the year ended December 31, 2019.

/s/ KMJ Corbin & Company LLP

Costa Mesa, California

March 16, 2020